UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event            November 12, 2008
reported)

LOGICVISION, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-31773	94-3166964
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

25 Metro Drive, 3rd Floor San Jose, California		95110
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code
(408) 453-0146

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 12, 2008, LogicVision, Inc. (the “Company”) entered into Change of Control Severance Agreements (the “Agreements”) with James T. Healy, the Company’s President and Chief Executive Officer, Fadi Maamari, the Company’s Chief Operating Officer, and Mei Song, the Company’s Chief Financial Officer (together with Mr. Healy and Mr. Maamari, the “Executives”). The Agreements entered into with Messrs. Healy and Maamari replaced existing Change of Control Severance Agreements between each of them and the Company.

Each Agreement provides that in the event of an involuntary termination of the Executive within three months before or twelve months after a change of control of the Company, the Executive will be entitled to (i) a cash payment based on the Executive’s annual base salary as of the termination date (equal to 150% of such annual base salary for Mr. Healy, and equal to 100% of such annual base salary for each of Mr. Maamari and Ms. Song), (ii) a cash payment based the Executive’s target bonus and target commission for the year in which the Executive is terminated (equal to 150% of such target bonus and target commission for Mr. Healy, and equal to 100% of such target bonus and target commission for each of Mr. Maamari and Ms. Song), (iii) the immediate acceleration of vesting and exercisability of the Executive’s outstanding options to acquire the Company’s common stock and (iv) reimbursement of health insurance premiums for the Executive and eligible dependents for up to twelve months measured from the date of termination. The Executives have agreed not to solicit employees of the Company for a period of time (18 months for Mr. Healy, and 12 months for each of Mr. Maamari and Ms. Song) following termination of employment giving rise to severance payments, and not to compete with the Company for the period during which they receive severance payments. A “change of control” includes a merger or consolidation involving the Company in which the Company’s stockholders immediately prior to such merger or consolidation own 50% or less of the voting power of the surviving entity’s voting securities, sale of all or substantially all of the Company’s assets, the approval by the Company’s stockholders of a plan of complete liquidation or dissolution, and the acquisition by a person or related group of persons of 50% or more of the voting power of the Company’s voting securities.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 17, 2008

LOGICVISION, INC.

By:	/s/ Mei Song
Mei Song
Vice President of Finance and
Chief Financial Officer